Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

PROPETRO HOLDING CORP.,

EXISTING STOCKHOLDERS,

MANAGEMENT STOCKHOLDERS,

ENERGY CAPITAL PARTNERS II, LP,

ENERGY CAPITAL PARTNERS II-A, LP,

ENERGY CAPITAL PARTNERS II-B, LP,

ENERGY CAPITAL PARTNERS II-C (DIRECT IP), LP,

and

ENERGY CAPITAL PARTNERS II-D, LP

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 4, 2013 by and among ProPetro Holding Corp., a Texas corporation (the “Company”), Regiment Capital Special Situations Fund III, L.P., a Delaware limited partnership (“Regiment”), Dale Redman, Jeffrey Smith and J.P. Morgan Securities LLC, a Delaware limited liability corporation (“JP Morgan”) (Regiment, Dale Redman, Jeffrey Smith and JP Morgan, each individually, an “Existing Stockholder” and collectively, the “Existing Stockholders”), each of the Management Stockholders (as defined in the Shareholders Agreement) who becomes a party to this Agreement by entering into a joinder agreement, attached hereto as Exhibit A (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders”), Energy Capital Partners II, LP, a Delaware limited partnership (“ECP II”), Energy Capital Partners II-A, LP, a Delaware limited partnership (“ECP II-A”), Energy Capital Partners II-B, LP, a Delaware limited partnership (“ECP II-B”), Energy Capital Partners II-C (Direct IP), LP, a Delaware limited partnership (“ECP II-C”), Energy Capital Partners II-D, LP, a Delaware limited partnership (“ECP II-D” and, collectively with ECP II, ECP II-A, ECP II-B and ECP II-C, the “ECP Funds”).

WHEREAS, the Company, the Redeemed Stockholders (as defined therein), the Redeemed Stockholder Representative (as defined therein), Regiment and the ECP Funds have entered into that certain Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”);

WHEREAS, the Company, the ECP Funds, Regiment, the Existing Stockholders, and the Management Stockholders have entered into that certain Shareholders Agreement, dated as of the date hereof (the “Shareholders Agreement”); and

WHEREAS, the Company now desires to provide to certain of its stockholders rights to registration under the Securities Act (as defined below) of the Registrable Securities (as defined below), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual promises, agreements and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Definitions. The terms set forth below are used herein as so defined:

“Accepting Holders” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act; provided that, in no event shall the Company, any of its subsidiaries or any Management Stockholder be considered an Affiliate of any of the ECP Funds.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means any day that is not Saturday, Sunday or other day when banks are required or permitted to be closed in the State of Texas.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or exchanged.

“Company” has the meaning set forth in the preamble of this Agreement.

“Demand Offering” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Demand Request” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“ECP II” has the meaning set forth in the preamble to this Agreement.

“ECP II-A” has the meaning set forth in the preamble to this Agreement.

“ECP II-B” has the meaning set forth in the preamble to this Agreement.

“ECP II-C” has the meaning set forth in the preamble to this Agreement.

“ECP II-D” has the meaning set forth in the preamble to this Agreement.

“ECP Funds” has the meaning set forth in the preamble to this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Stockholder” has the meaning set forth in the preamble of this Agreement.

“Holder” means any ECP Fund, Existing Stockholder, Management Stockholder or any Transferee that is a record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Initiating Holders” has the meaning set forth in Section 2.3(a) of this Agreement.

“IPO” means the Company’s first Underwritten Offering that is filed with the Securities and Exchange Commission and declared effective under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Management Stockholder” has the meaning set forth in the preamble of this Agreement.

“Managing Underwriter” or “Managing Underwriters” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Regiment” has the meaning specified therefor in the preambles of this Agreement.

“Registrable Securities” means any shares of Common Stock held at any time by any of the ECP Funds, the Existing Stockholders or the Management Stockholders, and any Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Securities by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification; provided, however, that any such securities will cease to be Registrable Securities when (i) a Registration Statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities, including a Shelf Registration Statement.

“Requesting Holders” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shareholders” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Transaction Agreement” has the meaning set forth in the recitals of this Agreement.

“Transferee” has the meaning specified therefor in Section 2.10 of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock or other equity securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1      Shelf Registration.

(a)        Shelf Registration. Following the consummation of a IPO, the Company shall file a Shelf Registration Statement, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as permitted pursuant to applicable securities Law. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify the Company that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall include such information in the prospectus unless it has determined, upon advice of counsel, that such information would violate the rules and regulations of the Commission or would cause such prospectus supplement to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the

Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)        Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would be materially detrimental to the Company or its business prospects or (iii) the Company is required under the Securities Act or the Exchange Act to file with the Commission any report or other document necessitating a post-effective amendment to the Shelf Registration Statement; provided, however, in no event shall any delay pursuant to (i) or (ii) hereto exceed sixty (60) days in any one hundred-eighty (180) day period or ninety (90) days in any twelve-month period. Upon the disclosure of such information, the termination of the condition described above or the effectiveness of such post-effective amendment, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions reasonably necessary to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2      Piggyback Registration.

(a)        Participation. If the Company at any time proposes to (i) register any equity securities for its own account for sale to the public in an Underwritten Offering or (ii) otherwise file any registration statement with the Commission relating to any Underwritten Offering of equity securities other than (x) a registration statement on Form S-8 (or any successor form) relating solely to employee benefit plans or (y) a registration statement on Form S-4 (or any successor form) relating solely to a Rule 145 transaction, then, as soon as practicable following the engagement of counsel to the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give notice of such proposed Underwritten Offering to the Holders, and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”). The notice required to be provided in this Section 2.2(a) to each of the Holders shall be provided on a Business Day pursuant to Section 3.1 hereof. Each such Holder shall then have fifteen (15) Business Days in the case of notice sent before the IPO has occurred, or ten (10) Business Days in the case of notice sent after the IPO has occurred, to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal prior to the time of pricing of such offering.

(b)        Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of equity securities included in a Piggyback Registration advises the Company that the total amount of equity securities which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the equity securities offered or the market for the equity securities, then the equity securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated:

(i)         first, to the Company, up to the number of equity securities sought to be sold by the Company in such Underwritten Offering; and

(ii)        second, pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder in such Piggyback Registration by (B) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in the Piggyback Registration).

(c)        General Procedures. In connection with any Underwritten Offering under Section 2.2 of this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering under Section 2.2 hereof, each Selling Holder and the Company shall enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.3      Demand Offering.

(a)        Demand Offering Rights. Subject to the conditions of this Section 2.3, at any time after the first anniversary of the closing of the IPO, each of the ECP Fund Holders and Regiment (such ECP Holder or Regiment that initiates a Demand Request, the “Initiating Holder”) may request (a “Demand Request”) that the Company undertake an Underwritten Offering (a “Demand Offering”), the anticipated aggregate offering price, net of underwriting discounts and commissions, of which is in excess of $15,000,000. Following receipt of a Demand Request, the Company shall within ten (10) days of the receipt thereof, give written notice of such request to all other Holders in accordance with Section 3.1 of this Agreement. Such other Holders shall have up to ten (10) Business Days from the mailing of such notice by the Company to request inclusion of Registrable Securities in the Demand Offering, and, upon receipt of the request from such other Holders, the Company shall, subject to the limitations of Section 2.3(a)(i), use its best efforts to effect as soon as possible following the receipt of the notice from all such other Holders (“Accepting Holders” and together with the Initiating Holders, the “Requesting Holders”), to undertake and effect such Demand Offering.

(i)         Underwritten Offerings. The underwriter for a Demand Offering will be selected by the Initiating Holder and shall be reasonably acceptable to the Company. The right of any Holder to include his, her or its Registrable Securities in such Demand Offering shall be conditioned upon such Holder’s participation in such Demand Offering and the inclusion of such Holder’s Registrable Securities in the Demand Offering to the extent provided herein. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Demand Offering. No Accepting Holder may participate in such Demand Offering unless such Accepting Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Accepting Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company, the Initiating Holder and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Demand Offering to be effective.

(b)        Priority of Demand Offering. If the Managing Underwriter or Underwriters of any proposed Demand Offering of Registrable Securities advises the Company and the Initiating Holder that the total amount of Registrable Securities that the Requesting Holders intend to include in such Demand Offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Demand Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, pro rata among the Initiating Holder and its Affiliates (based, for each such Initiating Holder and such Affiliate, on the percentage derived by dividing (1) the number of Registrable Securities proposed to be sold by such Initiating Holder or such Affiliate in such offering by (2) the aggregate number of Registrable Securities proposed to be sold by the Initiating Holders and all of its Affiliates in the Demand Offering), and (ii) second, pro rata among the remaining Accepting Holders (based, for each such remaining Accepting Holder, on the percentage derived by dividing (1) the number of Registrable Securities proposed to be sold by such remaining Accepting Holder in such offering by (2) the aggregate number of Registrable Securities proposed to be sold by all such remaining Accepting Holders in the Demand Offering). For the avoidance of doubt, no other Person may participate in such Demand Offering unless the Initiating Holder and its Affiliates are able to include in such Underwritten Offering 100% of the Registrable Securities requested to be included in the Demand Offering by such Initiating Holder and such Affiliates.

(c)        Number of Demand Offerings. The ECP Fund Holders may make five (5) Demand Offerings pursuant to this Section 2.3. Regiment may make two (2) Demand Offerings pursuant to this Section 2.3.

(d)       Demand Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may furnish to the Requesting Holders, within 30 days of the Demand Request, a notice delaying the Demand Offering if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement for the Demand Offering or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would be materially detrimental to the Company or its business prospects; provided, however, in no event shall any delay pursuant hereto exceed ninety (90) days or be utilized more than once in any twelve-month period.

Section 2.4      Sale Procedures. In connection with its obligations contained in Sections 2.1, 2.2 and 2.3, the Company will, as expeditiously as possible:

(a)        prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b)        furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c)          if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)          promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto;

(e)          immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose, or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)           upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)          in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities;

(h)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)           make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(j)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(k)          use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l)           provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m)         enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5      Cooperation by Holders. The Company shall have no obligation to include in any Registration Statement Registrable Securities of a Holder, in a Piggyback Registration Registrable Securities of a Selling Holder or in a Demand Offering an Accepting Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6      Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in any Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during (a) the one year period beginning on the date of the closing of the IPO and (b) the 30 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering other than the IPO, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering; provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other shareholder of the Company on whom a restriction is imposed.

Section 2.7      Expenses.

(a)         Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, a Demand Offering pursuant to Section 2.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in this Section 2.7 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)          Expenses. The Company will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering (including any Demand Offerings), whether or not any sale is made pursuant to the Piggyback Registration or Underwritten Offering (including any Demand Offering). Each Selling Holder shall pay all Selling Expenses allocated (on a pro rata basis) to such Selling Holder in connection with any sale of its Registrable Securities hereunder.

Section 2.8      Indemnification.

(a)          By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, attorneys, advisors, Affiliates and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)          By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees, advisors, attorneys and Affiliates and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)          Third Party Claims. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action (including any action brought by a governmental entity), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed (subject to the limits on indemnification set forth in the proviso of Section 2.8(b) hereof) by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d)          Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of

Registrable Securities giving rise to such indemnification. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)         Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9      Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, at all times at which the Company has securities registered pursuant to Section 12 of the Exchange Act, to use its commercially reasonable efforts to:

(a)         Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 of the Securities Act;

(b)         File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)         So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by each such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities (a “Transferee”), who (a) are Permitted Transferees (as defined in the Shareholders Agreement) of such Holder, or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least 50% of the Registrable Securities of all Holders as of such date. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement.

Section 2.11 Limitation on Subsequent Registration Rights. Subject to Section 2.10, from and after the date hereof, the Company shall not, without the prior written consent of (a) (i) the ECP Funds and (ii) a majority of the then outstanding Registrable Securities (other than those held by the ECP Funds), enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that is superior to the rights granted to any Management Stockholder hereunder and (b) a majority of the then outstanding Registrable Securities (including those held by the ECP Funds), enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that is in parity with the rights granted to any Management Stockholder hereunder. If the Company enters into any agreement (other than this Agreement) with any current or future holder of any securities of the Company for the inclusion of securities in any registration statement filed by the Company, the Holders shall have a right to be a party to such agreement.

Section 2.12 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)         if to ProPetro Holding Corp., to:

ProPetro Holding Corp.
1706 South Midkiff Road
Midland, Texas 79701
Attention: Chief Executive Officer
Facsimile: (432) 688-3976

With a copy to:

Energy Capital Partners, LLC
11943 El Camino Real, Suite 220
San Diego, California 92130
Attention: Christopher Leininger
Facsimile: (858) 703-4401

And to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention:	David A. Kurzweil
Paul Kukish
Facsimile:	(212) 751-4864

(b)        if to any ECP Fund, to:

c/o Energy Capital Partners, LLC
11943 El Camino Real, Suite 220
San Diego, California 92130
Attention: Christopher Leininger
Facsimile: (858) 703-4401

With a copy to:

Energy Capital Partners, LLC
51 John F. Kennedy Parkway, Suite 200
Short Hills, NJ 07078
Attention: Christopher Leininger
Facsimile: (973) 671-6101

And to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention: David A. Kurzweil and Paul Kukish
Facsimile: (212) 751-4864

(c)        If to an Existing Stockholder, to the address set forth on the Existing Stockholder’s signature page hereto.

(d)       If to a Management Stockholder, to the address set forth on the Management Stockholder’s signature page hereto.

Section 3.2      Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3      Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by such Holder in accordance with Section 2.10 hereof.

Section 3.4      Recapitalization, Exchanges, etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5      Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8      Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

Section 3.9      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11    Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the Registrable Securities held by the ECP Funds; provided, however, that no such amendment shall adversely and disproportionately affect the rights or obligations of any Holder hereunder without the consent of such Holder and any amendment that establishes new rights for, or enhances existing rights of, any Holder shall apply to all Holders (on a proportionate basis).

Section 3.12    Termination. The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

Section 3.13    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

PROPETRO HOLDING CORP.

By:	/s/ Dale Redman
Name:	Dale Redman
Title:	Chief Executive Officer and President

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ENERGY CAPITAL PARTNERS II, LP

By:	Energy Capital Partners GP II, LP, its general partner

By:	Energy Capital Partners II, LLC, its general partner

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	Managing Member

ENERGY CAPITAL PARTNERS II-A, LP

By:	Energy Capital Partners GP II, LP, its general partner

By:	Energy Capital Partners II, LLC, its general partner

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	Managing Member

ENERGY CAPITAL PARTNERS II-B, LP

By:	Energy Capital Partners GP II, LP, its general partner

By:	Energy Capital Partners II, LLC, its general partner

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	Managing Member

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ENERGY CAPITAL PARTNERS II-C (DIRECT IP), LP

By:	Energy Capital Partners GP II, LP, its general partner

By:	Energy Capital Partners II, LLC, its general partner

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	Managing Member

ENERGY CAPITAL PARTNERS II-D, LP

By:	Energy Capital Partners GP II, LP, its general partner

By:	Energy Capital Partners II, LLC, its general partner

By:	/s/ Peter Labbat
Name:	Peter Labbat
Title:	Managing Member

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXISTING STOCKHOLDERS:

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., as an Existing Stockholder

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Authorized Signatory

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

JEFFREY SMITH, as an Existing Stockholder

By:	/s/ Jeffrey Smith

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

DALE REDMAN, as an Existing Stockholder

By:	/s/ Dale Redman

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

J.P. MORGAN SECURITIES LLC, as an Existing Stockholder

By:	/s/ Andrew C. Faherty
Name:	Andrew C. Faherty
Title:	Authorized Signatory

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

FORM OF SIGNATURE PAGE TO

THE REGISTRATION RIGHTS AGREEMENT

By execution of this signature page,                                        hereby agrees to become a party to, be bound by the obligations of, and receive the benefits of, that certain Registration Rights Agreement, dated as of March 4, 2013, by and among ProPetro Holding Corp., a Texas corporation (the “Company”), Energy Capital Partners II, LP, a Delaware limited partnership, Energy Capital Partners II-A, LP, a Delaware limited partnership, Energy Capital Partners II-B, LP, a Delaware limited partnership, Energy Capital Partners II-C (Direct IP), LP, a Delaware limited partnership, Energy Capital Partners II-D, LP, a Delaware limited partnership, Regiment Capital Special Situations Fund III, L.P., a Delaware limited partnership, and each of the stockholders who becomes a party hereto from time to time in accordance with the terms hereof as a result of the exercise by such stockholder of vested options to purchase the Company’s common stock, par value $0.001 per share, and certain other parties named therein, as amended from time to time thereafter.

[Name of Management Stockholder] Residence Address:

[signatures continue on following page]

A-1

Accepted:

PROPETRO HOLDING CORP.

By:
Name:
Title:

A-2